                                                                      EXHIBIT 11

                       EARNINGS PER SHARE CALCULATION

                                     THREE MONTHS                        SIX MONTHS
                                        ENDED                               ENDED
                                       JUNE 3O,                           JUNE 30,
                                   1997         1996                  1997         1996
                                   ----         ----                  ----         ----

  WEIGHTED AVERAGE SHARES       7,517,069    5,111,782             7,497,798     4,309,859
  OUTSTANDING

  NET LOSS                    ($1,429,512) ($1,459,953)          ($3,954,565)  ($2,499,213)
                              -----------  -----------           -----------   -----------

  PRIMARY LOSS PER SHARE           ($0.19)      ($0.29)               ($0.53)       ($0.58)
                              -----------  -----------           -----------   -----------
